                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 99.2

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
Report of Independent Registered Public Accounting Firm .................      1

Consolidated Balance Sheet as of December 31, 2002 and 2001 .............      2

Consolidated Statement of Operations for the years ended December 31,
2002, 2001 and 2000 .....................................................      3

Consolidated Statement of Changes in Redeemable Convertible Preferred
Stock and Stockholders' Equity for the years ended December 31, 2002,
2001 and 2000 ...........................................................      4

Consolidated Statement of Cash Flows for the years ended December 31,
2002, 2001 and 2000 .....................................................      5

Notes to Consolidated Financial Statements ..............................      6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SpeechWorks International, Inc.:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of SpeechWorks International, Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 16 to the consolidated financial statements, the Company has restated its consolidated financial statements at December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.

As discussed in Note 2 to the consolidated financial statements, on January 1, 2002, upon adoption of Statement of Financial Accounting Standards No. 142, the Company changed its method of accounting for goodwill.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2003, except as to Note 16
for which the date is August 9, 2004

SPEECHWORKS INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEET

                                                                                                      DECEMBER 31,
                                                                                                 ----------------------
                                                                                                    2002         2001
                                                                                                 ---------    ---------
                                                                                                     (AS RESTATED)
                                                                                                     (IN THOUSANDS,
                                                                                                EXCEPT SHARE INFORMATION)
                                     ASSETS

Current assets:
      Cash and cash equivalents                                                                  $  46,901    $  55,534
      Marketable securities                                                                          2,009       24,264
      Accounts receivable, net of allowance for doubtful accounts of $1,266 and $1,428,
         respectively                                                                               11,707       12,669
      Prepaid expenses and other current assets                                                      2,536        2,263
                                                                                                 ---------    ---------
            Total current assets                                                                    63,153       94,730
Fixed assets, net                                                                                    5,384        6,719
Intangible assets, net                                                                               6,258       10,271
Goodwill, net                                                                                       10,707       10,707
Other assets                                                                                         2,321        2,355
                                                                                                 ---------    ---------
            Total assets                                                                         $  87,823    $ 124,782
                                                                                                 ---------    ---------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                                           $   1,162    $   2,074
      Accrued compensation                                                                           2,026        3,574
      Accrued restructuring                                                                            951           --
      Accrued expenses                                                                               3,043        3,063
      Deferred revenue                                                                              10,839        8,726
      Current portion of notes payable                                                                 726          892
                                                                                                 ---------    ---------
            Total current liabilities                                                               18,747       18,329
Notes payable, net of current portion                                                                  843        1,201
Deferred revenue                                                                                       292           --
Accrued restructuring                                                                                5,487           --
                                                                                                 ---------    ---------
            Total liabilities                                                                       25,369       19,530
                                                                                                 ---------    ---------
Commitments and contingencies (Note 10)
      Stockholders' equity:
      Preferred stock, $0.001 par value; 10,000,000 shares authorized; zero shares issued and
         outstanding                                                                                    --           --
      Common stock, $0.001 par value; 100,000,000 shares authorized; 33,112,643 and 32,347,954
         shares issued and outstanding, respectively                                                    33           32
      Additional paid-in capital                                                                   236,000      235,463
      Deferred stock compensation                                                                   (5,165)     (13,889)
      Accumulated other comprehensive loss                                                              (4)         (46)
      Accumulated deficit                                                                         (168,410)    (116,308)
                                                                                                 ---------    ---------
            Total stockholders' equity                                                              62,454      105,252
                                                                                                 ---------    ---------
            Total liabilities and stockholders' equity                                           $  87,823    $ 124,782
                                                                                                 ---------    ---------

The accompanying notes are an integral part of these consolidated financial statements.

SPEECHWORKS INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

                                                                              YEAR ENDED DECEMBER 31,
                                                                          --------------------------------
                                                                            2002        2001        2000
                                                                          --------    --------    --------
                                                                                    (AS RESTATED)
                                                                               (IN THOUSANDS, EXCEPT
                                                                                   PER SHARE DATA)
Revenues:
      Product licenses                                                    $ 17,964    $ 22,698    $ 15,319
      Professional services                                                 19,267      16,199      11,509
      Other revenues                                                         1,873       3,051       2,681
      Non-cash stock compensation                                           (3,302)     (2,313)     (1,208)
                                                                          --------    --------    --------
            Total revenues                                                  35,802      39,635      28,301
                                                                          --------    --------    --------
Cost of revenues:
      Cost of product licenses                                                 307         350         214
      Cost of professional services--non-cash stock compensation               554         617         538
                                            --all other expenses            12,776      13,363      10,796
      Cost of other revenues                                                 1,991       1,959       1,366
      Amortization of purchased technology                                   1,284       1,131          --
                                                                          --------    --------    --------
            Total cost of revenues                                          16,912      17,420      12,914
                                                                          --------    --------    --------
Gross profit                                                                18,890      22,215      15,387
                                                                          --------    --------    --------
Operating expenses:
      Selling and marketing--non-cash stock compensation                     2,859       4,347       2,110
                                    --all other expenses                    29,726      30,846      21,906
      Research and development--non-cash stock compensation                    527         559         472
                                       --all other expenses                 14,674      17,076      10,596
      General and administrative--non-cash stock compensation                  368         425         398
                                         --all other expenses               11,467      15,963      11,079
      Amortization of intangible assets                                      3,832       6,509       1,916
      Restructuring costs                                                    8,006          --          --
                                                                          --------    --------    --------
            Total operating expenses                                        71,459      75,725      48,477
                                                                          --------    --------    --------
Loss from operations                                                       (52,569)    (53,510)    (33,090)
Interest income                                                                995       3,927       3,554
Interest expense                                                               (72)        (44)       (131)
Other expenses, net                                                           (631)       (125)       (179)
                                                                          --------    --------    --------
Loss before income taxes                                                   (52,277)    (49,752)    (29,846)
(Benefit) provision for income taxes                                          (175)         45         309
                                                                          --------    --------    --------
Net loss                                                                   (52,102)    (49,797)    (30,155)
Accretion and deemed dividend on redeemable convertible preferred stock         --          --      (6,955)
                                                                          --------    --------    --------
Net loss attributable to common stockholders                              $(52,102)   $(49,797)   $(37,110)
                                                                          --------    --------    --------
Basic and diluted net loss per common share                               $  (1.59)   $  (1.56)   $  (2.33)
Shares used in computing basic and diluted net loss per common share        32,750      31,981      15,935

The accompanying notes are an integral part of these consolidated financial statements.

                        SPEECHWORKS INTERNATIONAL, INC.

  CONSOLIDATED STATEMENT OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK
                            AND STOCKHOLDERS' EQUITY

                                                     REDEEMABLE
                                                    CONVERTIBLE
                                                     PREFERRED               COMMON
                                                       STOCK                  STOCK
                                                -------------------    -------------------
                                                                                             ADDITIONAL     DEFERRED
                                                                                     PAR      PAID-IN        STOCK
                                                 SHARES     AMOUNT      SHARES      VALUE     CAPITAL     COMPENSATION
                                                --------   --------    --------   --------   ----------   ------------
                                                                           (AS RESTATED)
                                                                          (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1999                      9,247    $43,507       5,585    $     6    $   5,978    $    (4,905)
Issuance of preferred stock, including
  related issuance costs of $74                   2,545     20,001
Accrual of cumulative dividends on
  redeemable convertible preferred stock                     1,765
Issuance of common stock upon initial public
  offering, net of issuance costs of $1,820                              5,463          6       99,777
Sale of common stock in private placement                                  722          1        8,999
Accretion of redeemable convertible
  preferred stock to redemption value                        5,190
Conversion of redeemable convertible
  preferred stock to common stock in
  connection with the initial public
  offering                                      (11,792)   (70,463)     16,415         16       70,447
Issuance of common stock upon warrant
  exercises                                                                431         --           85
Issuance of common stock upon acquiring
  intellectual property and collaborative
  rights                                                                 1,045          1       11,494
Issuance of common stock upon exercise of
  employee stock options                                                   922          1          767
Deferred compensation related to employee
  stock option grants, issuance of warrants
  and issuance of common stock at less than
  fair market value                                                                             21,972        (21,972)
Amortization of deferred stock compensation                                                                     4,726
Unrealized gain on marketable securities
Foreign currency translation adjustment
Net loss

Comprehensive loss
                                                 -------   -------     -------    -------    ---------    -----------
BALANCE AT DECEMBER 31, 2000                          --        --      30,583         31      219,519        (22,151)
Issuance of common stock upon acquisition
  of Eloquent Technology, Inc.                                             300         --       13,457
CONSIDERATION FOR MODIFICATION OF
TERMS OF COMMON STOCK WARRANT                                                                      900
Issuance of common stock upon warrant
  exercises                                                                727         --           --
Issuance of common stock upon exercise of
  employee stock options and under the
  employee stock purchase plan                                             738          1        1,587          8,262
Amortization of deferred stock compensation
Unrealized gain on marketable securities
Foreign currency translation adjustment
Net loss
Comprehensive loss
                                                 -------   -------     -------    -------    ---------    -----------
BALANCE AT DECEMBER 31, 2001                          --        --      32,348         32      235,463        (13,889)
Issuance of common stock upon acquisition
  of technology from T-Netix, Inc.                                         121         --          345
Issuance of common stock upon exercise of
  employee stock options and under the
  employee stock purchase plan                                             644          1        1,306
Issuance of warrant to consultant                                                                   19
Amortization of deferred stock compensation,
  net of cancellations upon employee
  terminations                                                                                  (1,133)         8,724
Unrealized loss on marketable securities
Foreign currency translation adjustment
Net loss
Comprehensive loss
                                                 -------   -------     -------    -------    ---------    -----------
BALANCE AT DECEMBER 31, 2002                          --   $    --      33,113    $    33    $ 236,000    $    (5,165)
                                                 -------   -------     -------    -------    ---------    -----------

                                                   ACCUMULATED                     TOTAL
                                                     OTHER                      STOCKHOLDERS'
                                                  COMPREHENSIVE   ACCUMULATED      EQUITY       COMPREHENSIVE
                                                      LOSS          DEFICIT       (DEFICIT)         LOSS
                                                  -------------   -----------   -------------   -------------
                                                                        (AS RESTATED)
                                                                        (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1999                      $         --       (29,327)   $    (28,248)
Issuance of preferred stock, including
  related issuance costs of $74                                          (74)            (74)
Accrual of cumulative dividends on
  redeemable convertible preferred stock                              (1,765)         (1,765)
Issuance of common stock upon initial public
  offering, net of issuance costs of $1,820                                           99,783
Sale of common stock in private placement                                              9,000
Accretion of redeemable convertible
  preferred stock to redemption value                                 (5,190)         (5,190)
Conversion of redeemable convertible
  preferred stock to common stock in
  connection with the initial public
  offering                                                                            70,463
Issuance of common stock upon warrant
  exercises                                                                               85
Issuance of common stock upon acquiring
  intellectual property and collaborative
  rights                                                                              11,495
Issuance of common stock upon exercise of
  employee stock options                                                                 768
Deferred compensation related to employee
  stock option grants, issuance of warrants
  and issuance of common stock at less than
  fair market value                                                                       --
Amortization of deferred stock compensation                                            4,726
Unrealized gain on marketable securities                     4                             4    $          4
Foreign currency translation adjustment                    (12)                          (12)            (12)
Net loss                                                             (30,155)        (30,155)        (30,155)
                                                                                                ------------
Comprehensive loss                                                                              $    (30,163)
                                                  ------------    ----------    ------------    ------------
BALANCE AT DECEMBER 31, 2000                                (8)      (66,511)        130,880
Issuance of common stock upon acquisition
  of Eloquent Technology, Inc.                                                        13,457
CONSIDERATION FOR MODIFICATION OF
TERMS OF COMMON STOCK WARRANT                                                            900
Issuance of common stock upon warrant
  exercises
Issuance of common stock upon exercise of
  employee stock options and under the
  employee stock purchase plan                                                         1,588
Amortization of deferred stock compensation                                            8,262
Unrealized gain on marketable securities                    12                            12    $         12
Foreign currency translation adjustment                    (50)                          (50)            (50)
Net loss                                                             (49,797)        (49,797)        (49,797)
                                                                                                ------------
Comprehensive loss                                                                              $    (49,835)
                                                  ------------    ----------    ------------    ------------
BALANCE AT DECEMBER 31, 2001                               (46)     (116,308)        105,252
Issuance of common stock upon acquisition
  of technology from T-Netix, Inc.                                                       345
Issuance of common stock upon exercise of
  employee stock options and under the
  employee stock purchase plan                                                         1,307
Issuance of warrant to consultant                                                         19
Amortization of deferred stock compensation,
  net of cancellations upon employee
  terminations                                                                         7,591
Unrealized loss on marketable securities                   (16)                          (16)   $        (16)
Foreign currency translation adjustment                     58                            58              58
Net loss                                                             (52,102)        (52,102)        (52,102)
                                                                                                ------------
Comprehensive loss                                                                              $    (52,060)
                                                  ------------    ----------    ------------    ------------
BALANCE AT DECEMBER 31, 2002                      $         (4)   $ (168,410)   $     62,454
                                                  ------------    ----------    ------------

       The accompanying notes are an integral part of these consolidated financial statements.

                         SPEECHWORKS INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                              YEAR ENDED DECEMBER 31,
                                                                                       --------------------------------------
                                                                                         2002          2001          2000
                                                                                         ----          ----          ----
                                                                                                  (AS RESTATED)
                                                                                                 (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                               $ (52,102)    $ (49,797)    $ (30,155)
Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                        3,284         3,060         1,891
      Amortization of intangible assets                                                    5,116         7,641         1,916
      Stock compensation expense                                                           7,610         8,261         4,726
      Provision for doubtful accounts                                                        439         1,224           540
      Impairment charge on investment                                                        347            --            --
      Transaction (gains) losses, net                                                        (91)          125           (33)
      Changes in operating assets and liabilities, net of effects of acquisition:
            Accounts receivable                                                              560        (1,397)       (8,967)
            Prepaid expenses and other current assets                                       (248)          215        (2,039)
            Other assets                                                                    (271)       (1.540)          229
            Accounts payable                                                                (933)        1,444          (200)
            Accrued compensation                                                          (1,616)       (1,065)        3,535
            Accrued other expenses                                                         6,326          (133)        2,030
            Deferred revenue                                                               2,401         4,858         2,946
                                                                                       ---------     ---------     ---------
                    Net cash used in operating activities                                (29,178)      (27,104)      (23,581)
                                                                                       ---------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of fixed assets                                                           (1,813)       (4,509)       (3,777)
      Cash paid to acquire business including acquisition costs, net of cash
         acquired                                                                           (360)       (5,379)           --
      Cash paid for investment                                                                --          (500)           --
      Maturities of restricted investments                                                    --            --           573
      Purchases of marketable securities                                                      --       (89,431)      (14,366)
      Maturities of marketable securities                                                 22,255        79,549            --
                                                                                       ---------     ---------     ---------
                    Net cash provided by (used in) investing activities                   20,082       (20,270)      (17,570)
                                                                                       ---------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Principal payments on capital lease obligations                                         --            --          (183)
      Proceeds from notes payable                                                            380         1,801            --
      Principal payments on notes payable                                                   (904)         (500)         (541)
      Proceeds from issuance of redeemable convertible preferred stock, net of
         issuance costs                                                                       --            --        19,927
      Proceeds from issuance of common stock under employee stock plans and warrants       1,307         2,488           853
      Proceeds from sale of common stock, net of issuance costs                               --            --       108,783
                                                                                       ---------     ---------     ---------
                    Net cash provided by financing activities                                783         3,789       128,839
                                                                                       ---------     ---------     ---------
      Effects of changes in exchange rates on cash                                          (320)          (84)           41
                                                                                       ---------     ---------     ---------
                    Net (decrease) increase in cash and cash equivalents                  (8,633)      (43,669)       87,729
Cash and cash equivalents, beginning of year                                              55,534        99,203        11,474
                                                                                       ---------     ---------     ---------
Cash and cash equivalents, end of year                                                 $  46,901     $  55,534     $  99,203
                                                                                       ---------     ---------     -------

Supplemental disclosure of cash flow information (See Note 15).

The accompanying notes are an integral part of these consolidated financial statements.

                         SPEECHWORKS INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    BUSINESS

SpeechWorks International, Inc. (the "Company" or "SpeechWorks") is a leading provider of software products and professional services that enable enterprises, carriers and voice portals to offer automated, speech-activated services over any telephone. The Company's speech recognition, text-to-speech and speaker verification technologies are available for network and device-based applications. The Company, which operates in one reportable segment, markets its products on a worldwide basis to companies in telecommunications, financial services, travel industries and device manufacturers, as well as to governmental agencies.

Since its incorporation in 1995, the Company has incurred net losses, including net losses of $30.2 million in 2000, $49.8 million in 2001 and $52.1 million in 2002, resulting in an accumulated deficit of $168.4 million at December 31, 2002. The Company's bookings and revenue performance in the fourth quarter of 2002 suggest that its prospects for growth in 2003 are good, but the ongoing weakness of the overall economy may continue to depress IT spending. In this context, during January 2003 the Company implemented cost savings measures which the Company estimates will reduce quarterly expenses by 12.5% in 2003, enabling the Company to reduce its cash burn and make progress toward break-even financial results. The Company believes that the demand for speech will grow substantially in the next few years and that SpeechWorks will be a leader in the market. Based upon cash savings expected from the headcount reductions in July 2002 and January 2003, combined with expected reductions in lease payments as a result of the Company's December 2002 restructuring plan, which included the sublease on the New York development office, the Company believes that existing cash and cash equivalents and marketable securities and borrowings available under its bank financing agreements will be sufficient to meet its working capital and capital expenditure requirements for at least the next 12 months. Management has the ability to implement additional actions to further reduce costs, if necessary. In the event the Company requires additional financing, the Company believes that it would be able to obtain such funding, however, there can be no assurances that the Company would be successful in doing so or that the Company could do so on terms favorable to them.

Restatement

As discussed in Note 16, the Company has restated its financial statements for the fiscal years ended December 31, 2000, 2001, and 2002 and the six months ended June 30, 2003.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents and Marketable Securities

The Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents; all other securities are classified as marketable securities. All investments are classified as available for sale and are carried at fair value, with unrealized gains and losses excluded from earnings and reported as an adjustment to other comprehensive income or loss, which is a separate component of stockholders' equity, until realized. The Company recognizes realized gains and losses on a specific identification basis. The Company invests excess cash primarily in commercial paper, municipal notes and bonds, money market funds of major financial institutions and U.S. government agencies and corporate debt securities.

Concentration of Credit Risk and Major Customers

Financial instruments that potentially expose the Company to concentrations of credit risk are primarily comprised of cash investments and trade accounts receivable. The Company places its excess cash in marketable investment grade securities. There are no significant concentrations in any one issuer of securities. The Company places its cash, cash equivalents and investments with financial institutions with high credit standing. The Company provides credit to customers in the normal course of business and management believes its credit policies reflect normal industry terms and business risk. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral since management does not anticipate nonperformance by the counterparties. When events indicate a change in a customer's ability to make payments, the Company records a reserve for potential credit losses and such losses have been within management's expectations.

At December 31, 2002, no single customer represented more than 10% of the Company's accounts receivable. At December 31, 2001, 15% of the Company's accounts receivable was due from one customer.

During the year ended December 31, 2002, no customer or reseller accounted for more than 10% of total revenues. Revenue from one reseller represented 19% and 16% of total revenues during the years ended December 31, 2001 and 2000, respectively.

Fair Value of Financial Instruments

Financial instruments, including cash, cash equivalents, accounts receivable, accounts payable, accrued expenses and long-term debt, are carried in the consolidated financial statements at amounts that approximate their fair value as of December 31, 2002 and 2001.

Long-Lived Assets and Impairment of Long-Lived Assets

Fixed assets are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the shorter of the useful life of the improvement or the remaining term of the lease. Fixed assets held under capital leases are stated at the lower of the fair market value of the related asset or the present value of the minimum lease payments at the inception of the lease and are amortized on a straight-line basis over either the life of the related asset or the term of the lease. Repairs and maintenance costs are charged to expense as incurred. Upon retirement or other disposition of assets, the cost and related accumulated depreciation or amortization are eliminated from the financial statements and any resulting gain or loss is reflected in results of operations.

Intangible assets, which consist primarily of completed technology, result from the Company's purchase of technology from AT&T Corp. and T-Netix and the Company's acquisition of Eloquent Technology, Inc. (see Note 6). Intangible assets are recorded at cost, net of accumulated amortization, and are amortized on a straight-line basis over their estimated useful lives. Goodwill is recorded when the cost of acquired net assets exceeds the fair value of those net assets on the acquisition date. Through December 31, 2001, the Company amortized goodwill on a straight-line basis over its expected useful life. As of January 1, 2002, the Company ceased amortization of goodwill in compliance with Statement of Financial Accounting Standards Board No. 142, Goodwill and Other Intangible Assets ("SFAS 142").

The Company assesses goodwill for impairment at least annually, or more frequently when events and circumstances occur indicating that the recorded goodwill may be impaired. If the book value of a reporting unit exceeds its fair value, the implied fair value of goodwill is compared with the carrying amount of goodwill. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is recorded in an amount equal to that excess. The Company has determined that it operates in one reporting unit and as a result, its goodwill impairment analyses are completed by comparing the Company's consolidated book value with its fair market value, as determined by its common stock fair value. Unless the Company's operations change significantly, all future goodwill impairment assessments will be completed on the same basis. SFAS 142 required a goodwill impairment assessment be completed as of January 1, 2002, in addition to the required annual impairment, which the Company completed as of December 31, 2002. The Company's impairment analyses completed during 2002 did not indicate that goodwill recorded had been impaired, and as such, no impairment charge has been reflected in the Company's operating results. If the Company's fair market value falls below its book value, the Company may be required to record an impairment of its goodwill and such amount may have a material adverse effect on its operating results.

The Company periodically evaluates its long-lived assets, other than goodwill, for events and circumstances that indicate a potential impairment. If such factors exist, a long-lived asset is assessed for impairment when the undiscounted expected cash flows derived from that asset are less than its carrying value. The cash flows used in this analysis take into consideration a number of factors, including past operating results, budgets and economic projections, market trends and product development cycles. The amount of an impairment would equal the difference between the estimated fair value of the asset and its carrying value. Through December 31, 2002, the Company has not recorded an impairment loss on its long-lived assets.

Revenue Recognition

The Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"), as amended by Statement of Position 98-9, and the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. Revenue from the sale of licenses to end users, value-added resellers and system integrators to use the Company's software products is recognized upon delivery, provided that the arrangement does not require significant modification or customization of the software, any services included in the arrangement are not considered essential to the functionality of the software, evidence of the arrangement exists, the fees are fixed or determinable, and collectibility is reasonably assured. Revenue from royalties on sales of the Company's products by resellers to third parties is typically recognized upon delivery to the third party when such information is available, or when the Company is notified by the reseller that such royalties are due as a result of a sale, provided that evidence of the arrangement exists, the fees are fixed or determinable and collectibility is reasonably assured.

If a significant portion of a fee is due after the Company's normal payment terms, which are 30 to 90 days from the invoice date, the Company accounts for the fee as not being fixed or determinable. In these cases, revenue is recognized as the fee becomes due. If the Company determines that the collection of a fee is not reasonably assured, the fee is deferred and recognized as revenue at the time collection becomes reasonably assured, which is generally upon cash receipt.

Professional services revenue consists of fees for developing custom software applications, user-interface design consulting, nonrecurring platform development services, project management consulting services, training, feasibility studies and support and maintenance services provided to end users, value-added resellers, system integrators and OEMs. Revenue relating to the development of custom software applications and other services considered essential to the functionality of the software, fees for licenses to use the Company's software products in the related development effort and thereafter in conjunction with the delivered custom application and revenue relating to other professional services, provided on a fixed-fee basis, is recognized using the percentage-of-completion method of accounting, provided that collection of the related receivable is reasonably assured. In applying this method, the Company measures each project's percentage-of- completion by the ratio of labor hours incurred to date to estimated total labor hours to complete the project. This method is used because management considers expended labor hours to be the best available measure of progress on these projects. Adjustments to contract estimates are made in the periods in which the facts requiring such revisions become known. When the estimate indicates a loss, such loss is provided for in its entirety. Other professional services not considered essential to the functionality of the software are limited and primarily include training and feasibility studies. When services are provided on a time and materials basis, revenue is recognized as the services are rendered. Revenue related to maintenance and support arrangements is recognized ratably over the contract period. Other revenue primarily consists of resold hardware sales and other resold facilities management services provided to end users.

The Company may sell, under one contract or related contracts, software licenses, custom software applications and other services considered essential to the functionality of the software and a maintenance and support arrangement. The total contract value is attributed first to the maintenance and support arrangement based on its fair value, equal to its stated list price as a fixed percentage of the related software product's price. The remainder of the total contract value is then attributed to the software license and related professional services which are typically recognized as revenue using the percentage of completion method. As a result, discounts inherent in the total contract value are attributed to the software license and related professional services. For revenue classification, the Company allocates the contract value using the fair value of professional services, based on the fee charged when services are sold separately, and records that as professional services revenue; all remaining amounts are recorded as product license revenue. The Company may sell, under one contract or related contracts, software licenses, a maintenance and support arrangement and professional services not considered essential to the functionality of the software. In those arrangements, the total contract value is attributed first to the undelivered elements of maintenance and support and professional services based on their fair values, as described above. The remainder of the contract value is attributed to the software licenses which are typically recognized as revenue upon delivery, provided all other revenue recognition criteria are met. As a result, discounts inherent in the total contract value are attributed to the software licenses.

Under its maintenance and support arrangements, the Company offers unspecified upgrades and enhancements on software products only on a when-and-if-available basis. Typically, the Company does not contract in advance for specified upgrades, enhancements or additional software products. In arrangements where the Company agrees to provide additional products, specified upgrades or enhancements, the Company allocates revenue from the entire arrangement among all elements of the order, including future deliverables, based on the relative fair values, based on the fee charged when products are sold separately unless the deliverable is a specified upgrade for which its fair value is allocated, without any discount. The Company defers recognition of revenue allocated to the specified future deliverable until delivery has occurred and any remaining contractual terms relating to that element have been met. In situations where fair value does not exist for all elements to be delivered under the arrangement, the Company defers all revenue from the arrangement until the earlier of the date when all elements have been delivered or fair value exists for all undelivered elements. The Company does not generally offer rights of return to its customers. In situations where negotiated contracts require rights of return, the Company does not recognize revenue until the products are accepted by the client and the right of return lapses.

The Company follows the guidance of Emerging Issues Task Force issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products ("EITF 01-09"), in determining whether consideration, including equity instruments, given to a customer should be recorded as an operating expense or a reduction of revenue recognized from that same customer. Consideration given to a customer is recorded as a reduction of revenue unless both of the following conditions are met:

- The Company receives an identifiable benefit in exchange for the consideration, and the identified benefit is sufficiently separable from the customer's purchase of the Company's products and services such that the Company could have purchased the products from a third party, and

-  The Company can reasonably estimate the fair value of the benefit received.

If both of the conditions are met, the Company records consideration paid to customers as an expense. Consideration, including equity instruments, not meeting the above criteria, is recorded as a reduction of revenue, to the extent the Company has recorded cumulative revenue from the customer or reseller. Any consideration in excess of cumulative revenue recognized from the customer or reseller is recorded as an operating expense (see Note 8).

Effective January 1, 2002, the Company adopted EITF Issue No. 01-14, Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred ("EITF 01-14"). EITF 01-14 requires that reimbursements received for out-of-pocket expenses incurred be characterized as revenue in the statement of operations with offsetting costs recorded as costs of revenue. The Company's out-of-pocket expenses generally include, but are not limited to, expenses related to airfare, mileage, hotel stays and out-of-town meals. Upon adoption of EITF 01-14, the Company reclassified all prior periods to conform to the current year presentation. As a result of adoption of EITF 01-14, the Company has included $400,000, $416,000 and $249,000 during the years ended December 31, 2002, 2001 and 2000, respectively, in professional service revenues, with an equal amount in professional services cost of revenues, for reimbursable out-of-pocket expenses.

In some customer arrangements, the Company is able to invoice the customer in advance of providing services under a milestone billing plan, or in advance of providing maintenance and support. In these situations, the Company records the invoiced amount as deferred revenue.

Research and Development and Capitalized Software Development Costs

Costs incurred in the research and development of new software products and enhancements to existing products, other than certain software development costs that qualify for capitalization, are expensed as incurred. Software development costs incurred subsequent to the establishment of technological feasibility, but prior to general release of the product, are capitalized and amortized to cost of software license revenues over the estimated useful life of the related products. During the years ended December 31, 2002, 2001 and 2000, costs eligible for capitalization were not material.

Accounting for Stock Compensation

The Company has three stock-based employee compensation plans, which are described more fully in Note 9. The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense is recorded for options issued to employees in fixed amounts and to the extent that the fixed exercise prices are less than the fair market value of the Company's common stock at the date of grant. The difference between the fair value of the

Company's common stock and the exercise price of the stock option is recorded as deferred compensation, as a reduction of stockholders' equity. Deferred stock compensation is amortized to compensation expense over the vesting period of the underlying stock option. The Company reverses deferred compensation associated with options issued at below fair market value upon the cancellation of such options for terminated employees. The Company has adopted the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, through disclosure only. All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123, and related interpretations.

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee awards.

                                                                           YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                   2002            2001           2000
                                                                -----------     -----------    -----------
                                                                               (AS RESTATED)
                                                                               (IN THOUSANDS)
Net loss                                                        $   (52,102)    $   (49,797)   $   (30,155)
Add: Stock-based employee compensation expense included in
   reported net loss, net of related tax effects                      2,294           2,707          2,411
Deduct: Total stock-based employee compensation expense
   determined under fair value based method for all awards,
   net of related tax effects                                        (8,003)        (13,333)        (7,425)
                                                                -----------     -----------    -----------
Pro forma net loss                                              $   (57,811)    $   (60,423)   $   (35,169)
                                                                -----------     -----------    -----------
Earnings per share:
Basic and diluted--as reported                                  $     (1.59)    $     (1.56)   $     (2.33)
Basic and diluted--pro forma                                    $     (1.77)    $     (1.89)   $     (2.64)

Advertising Expense

The Company expenses advertising costs as incurred. During the years ended December 31, 2002, 2001 and 2000, advertising expense totaled $1,726,000, $1,626,000 and $1,598,000, respectively.

Income Taxes

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance against deferred tax assets is recorded if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company does not provide for U.S. income taxes on the undistributed earnings of its foreign subsidiaries, which the Company considers to be permanent investments.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss), which includes foreign currency translation adjustments and unrealized gains and losses on certain investments. For the purposes of comprehensive income (loss) disclosures, the Company does not record tax provisions or benefits for the net changes in foreign currency translation adjustment, as the Company intends to permanently reinvest undistributed earnings in its foreign subsidiaries.

Foreign Currency Translation

The functional currency of the Company's foreign subsidiaries is the local currency. Assets and liabilities of foreign subsidiaries that are denominated in foreign currencies are remeasured into U.S. dollars at rates of exchange in effect at the balance sheet date. Revenue and expense amounts are remeasured using the average exchange rates for the period. Net unrealized gains and losses resulting from foreign currency remeasurement are included in other comprehensive income (loss), which is a separate component of stockholders' equity. Net realized gains and losses resulting from foreign currency transactions are included in the consolidated statement of operations as other income or expense and were not significant for any periods presented.

Net Loss Per Common Share

Basic and diluted net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. There is no difference between basic and diluted net loss per share for all periods presented since potential common shares from the exercise of options and warrants were anti-dilutive for all periods presented.

The following table sets forth the potential common stock excluded from the calculation of diluted net loss per share:

                                          YEAR ENDED DECEMBER 31,
                                      -------------------------------
                                       2002         2001         2000
                                      -----        -----        -----
                                              (IN THOUSANDS)
Options to purchase common stock      6,817        6,616        5,692
Warrants to purchase common stock       265          255        1,044
                                      -----        -----        -----
                                      7,082        6,871        6,736
                                      -----        -----        -----

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Components particularly subject to estimation include estimates of costs to complete custom software development arrangements, amounts recorded as accounts receivable allowances, recoverability of intangible assets, including goodwill, the income tax valuation allowance and expected losses to be incurred associated with vacated and subleased facilities. Actual results could differ from those estimates and would impact future results of operations and cash flows.

Reclassifications

Certain amounts in the prior years' financial statements have been reclassified to conform to current year presentation. These reclassifications had no effect on reported net loss.

Recent Accounting Pronouncements

In December 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as originally provided by SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in both the annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The transitional and annual requirements of SFAS 148 are effective for all financial statements for fiscal years ending after December 15, 2002. The interim disclosure requirements are effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. As the Company did not make a voluntary change to the fair value based method of accounting for stock-based employee compensation in 2002, the adoption of SFAS No. 148 did not have a material impact on the Company's financial position or results of operations.

In December 2002, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust or other legal structure used for business purposes that either (a) does not have equity investors with characteristics of a controlling financial interest or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate or other property. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Additionally, companies with significant investments in variable interest entities, even if not required to consolidate the variable interest entity, have enhanced disclosure requirements. The Company does not expect the adoption of FIN 46 will have a material impact on its financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34 ("FIN 45"). FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. FIN 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The disclosure provisions of FIN 45 are effective for financial statements of interim or annual periods that end after December 15, 2002 and the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. The Company has evaluated its existing arrangements for items which would be required to be accounted for in accordance with FIN 45 and the required disclosures as of December 31, 2002 have been included in Note 10 of these consolidated financial statements.

In November 2002, the Emerging Issues Task Force of the FASB reached a consensus on Issue 00-21, Accounting for Revenue Arrangements with Multiple Deliverables ("EITF 00-21"). EITF 00-21 requires that for revenue arrangements with multiple deliverables, those deliverables be divided into separate units of accounting if the deliverables meet certain criteria as defined by EITF 00-21. Arrangement consideration is to be allocated among the separate units of accounting based on their relative fair values and revenue recognition decisions should be considered separately for each separate unit of accounting. EITF 00-21 is effective for all arrangements entered into in fiscal periods beginning after June 15, 2003, with early adoption permitted. The Company is currently evaluating the scope of EITF 00-21 but management believes that the Company's multiple element arrangements fall within the scope of SOP 97-2 and therefore, EITF 00-21 will not be applicable to the Company.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"). This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) ("EITF 94-3"). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. EITF 94-3 allowed for an exit cost liability to be recognized at the date of an entity's commitment to an exit plan. SFAS 146 also requires that liabilities recorded in connection with exit plans be initially measured at fair value. The provisions of SFAS 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 will have a material impact on its financial position or results of operations.

3.    INVESTMENTS

Cash equivalents consist of the following:

                                   DECEMBER 31,
                               ---------------------
                                2002          2001
                               ---------   ---------
                                   (IN THOUSANDS)
Municipal notes and bonds      $   4,002          --
Money market funds                38,951   $  45,857
U.S. government agencies           2,007          --
                               ---------   ---------
                               $  44,960   $  45,857
                               ---------   ---------

Marketable securities at amortized cost, including accrued interest, and at fair value as of December 31, 2002 and 2001, consist of the following (in thousands):

                                                                2002                           2001
                                                     --------------------------     --------------------------
                                                     AMORTIZED COST  FAIR VALUE     AMORTIZED COST   FAIR VALUE
                                                     --------------  ----------     --------------  -----------
Commercial paper                                                 --          --     $        7,912   $    7,912
Corporate debt securities                            $        2,008  $    2,009             16,336       16,352
                                                     --------------  ----------     --------------   ----------
                                                     $        2,008  $    2,009     $       24,248   $   24,264
                                                     --------------  ----------     --------------   ----------

Gross realized and unrealized gains and losses on marketable securities for the year ended December 31, 2002 and 2001 were immaterial. All marketable securities held at December 31, 2002 mature within one year.

During 2001, the Company acquired 200,000 shares of preferred stock representing a 2.5% interest in an unrelated third party in exchange for $500,000. This investment is accounted for under the cost method of accounting. During 2002, the Company determined, based on the financial results of the third party and an anticipated securities offering at a price below the price per share paid by the Company, that its investment was other-than-temporarily impaired. As a result, the Company recorded an impairment charge of $347,000, based on the difference between the carrying value of the investment and the estimated fair value of the investment. The impairment loss was recorded in other expenses in the statement of operations.

During 2002, the Company licensed on an exclusive basis certain technology rights to a third party for three years in exchange for 500,000 shares of the third party's common stock. The investment was valued at $500,000, based on the stock's fair value, and is accounted for under the cost method of accounting. Under the terms of the arrangement, the Company retained the right to continue to sell the related technology in exchange for a royalty obligation to the third party. In connection with sales made by the Company of products including the related technology, the royalty due to the third party is reduced by 25% as a commission earned on the sale by the Company. The commissions earned by the Company are paid by the third party through the issuance of incremental common shares. Any commissions earned are recorded as a reduction of the related cost of sale. Through December 31, 2002, the Company had earned an additional 49,605 shares, valued at $50,000, of common stock based on its sales of the related technology.

As of December 31, 2002 and 2001, these investments were recorded at $703,000 and $500,000, respectively, and such amounts were included in other assets.

4.    ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

                                                                                     DECEMBER 31,
                                                                            ------------------------------
                                                                                2002             2001
                                                                            -------------    -------------
                                                                                   (IN THOUSANDS)
Accounts receivable                                                         $      9,615     $     11,252
Unbilled accounts receivable                                                       3,358            2,845
                                                                            ------------     ------------
                                                                                  12,973           14,097
Less -- allowance for doubtful accounts                                           (1,266)          (1,428)
                                                                            ------------     ------------
                                                                            $     11,707     $     12,669
                                                                            ------------     ------------

Unbilled accounts receivable are primarily revenues earned under percentage of completion accounting that have not yet been billed under the terms of the arrangement.

5.    FIXED ASSETS

Fixed assets consist of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                           ESTIMATED
                                                          USEFUL LIFE
                                                            (YEARS)        2002        2001
                                                          -----------   ----------   ---------
                                                                            (IN THOUSANDS)
Software, computer and office equipment                        3        $  11,777    $   9,961
Leasehold improvements                                         5            2,153        2,050
Furniture and fixtures                                         5            1,110        1,080
                                                                        ---------    ---------
                                                                           15,040       13,091
Less -- accumulated depreciation and amortization                          (9,656)      (6,372)
                                                                        ---------    ---------
                                                                        $   5,384    $   6,719
                                                                        ---------    ---------

Depreciation and amortization expense for the years ended December 31, 2002, 2001 and 2000 was $3,284,000, $3,060,000 and $1,891,000, respectively.

6.    ACQUISITIONS, INTANGIBLE ASSETS AND GOODWILL

On June 5, 2000, the Company entered into a development and license agreement with AT&T Corp. to develop and sell products that use AT&T speech technology. Pursuant to this agreement, in exchange for 1,045,158 shares of the Company's common stock, the Company received royalty-free, perpetual development and distribution licenses to AT&T's speech software, text-to-speech software and certain other technology related to computer processing of the human voice. In addition, the parties agreed to collaborate in certain marketing efforts. In connection with this agreement, the Company recorded $11,497,000 of acquired intellectual property and collaborative rights, equal to the fair value of the common stock issued, which is being amortized on a straight-line basis over a three-year period. Amortization expense for the acquired intellectual property and collaborative rights was $3,832,000 for each year ended December 31, 2002 and 2001 and $1,916,000 for the year ended December 31, 2000.

On January 5, 2001, the Company acquired all of the outstanding capital stock of Eloquent Technology, Inc. ("ETI"), a supplier of speech synthesis, or text-to-speech technology. In connection with the acquisition, the Company paid $5,250,000 in cash and issued 299,873 shares of its common stock (valued at $13,457,000 based on the average market price of the Company's common stock over the period three days before and three days after the terms of the acquisition were agreed to and announced). Additionally, the Company incurred acquisition-related costs of $132,000, which are included in the total purchase price for accounting purposes. The acquisition was accounted for using the purchase method of accounting. Accordingly, the fair market values of the acquired assets and assumed liabilities have been included in the Company's consolidated financial statements as of the acquisition date, and the results of operations of ETI have been included in the Company's consolidated financial statements thereafter. The purchase price of $18,839,000 was allocated to net tangible assets and liabilities acquired of ($196,000), completed technology of $5,653,000 and goodwill of $13,382,000. The completed technology, reported as an intangible asset, is being amortized on a straight-line basis through December 2005. For each year ended December 31, 2002 and 2001, the Company recorded amortization expense for completed technology of $1,131,000. The Company's pro forma statement of operations for periods prior to the acquisition reflecting the Company and ETI on a combined basis would not differ materially from the Company's reported results.

On July 22, 2002, the Company acquired certain technology and patent rights related to speaker verification from SpeakEZ, Inc., a wholly owned subsidiary of T-Netix, Inc. In connection with the acquisition, the Company paid $360,000 in cash and issued 120,924 shares of its common stock (valued at $345,000 based on the average market price of the Company's common stock over the period three days before and three days after the terms of the acquisition were agreed to and announced); the Company is obligated to pay an additional $40,000 and issue an additional 13,436 shares of its common stock (valued at $38,000 based on the average market price of the Company's common stock over the period three days before and three days after the terms of the acquisition were agreed to and announced) on December 31, 2003, provided there has been no breach of any representations or warranties by the seller, as set forth in the purchase and sale agreement. Additionally, the Company assumed certain liabilities totaling $321,000. T-Netix is also able to earn up to $2.0 million of additional shares of the Company's common stock based upon the revenue earned by the Company for the license of the acquired technology during the first two years after the acquisition date. As of December 31, 2002, there were no additional shares owed to T-Netix. The Company allocated the entire purchase price of $1,104,000 to completed technology. The completed technology, reported as an intangible asset, is being amortized on a straight-line basis through July 2005. For the year ended December 31, 2002, the Company recorded amortization expense of $153,000.

The following table summarizes intangible assets:

                                                      DECEMBER 31, 2002               DECEMBER 31, 2001
                                                 ---------------------------    ---------------------------
                                                                       (IN THOUSANDS)
                                                   GROSS                          GROSS
                                                  CARRYING      ACCUMULATED      CARRYING      ACCUMULATED
                                                   AMOUNT      AMORTIZATION       AMOUNT       AMORTIZATION
                                                 -----------   -------------    ----------    -------------
Acquired intellectual property and
   collaborative rights                          $    11,497   $       9,581    $   11,497    $       5,748
Completed technology                                   6,757           2,415         5,653            1,131
                                                 -----------   -------------    ----------    -------------
                                                 $    18,254   $      11,996    $   17,150    $       6,879
                                                 -----------   -------------    ----------    -------------

The Company expects amortization of all intangible assets to be approximately $3.3 million for the year ending December 31, 2003 and $1.5 million in each of the years ending December 31, 2004 and 2005.

As of January 1, 2002, the Company ceased amortization of goodwill in compliance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. For the year ended.

December 31, 2001, the Company recorded $2,677,000 of goodwill amortization. The following summary reflects the results of operations as if SFAS 142 had been applicable at the beginning of the periods presented:

                                                                          YEAR ENDED DECEMBER 31
                                                               -------------------------------------------
                                                                   2002            2001           2000
                                                               ------------    ------------   ------------
                                                                               (AS RESTATED)
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Reported net loss                                              $   (52,102)    $   (49,797)   $   (30,155)
Goodwill amortization                                                   --           2,677             --
                                                               -----------     -----------    -----------
Adjusted net loss                                              $   (52,102)    $   (47,120)   $   (30,155)
                                                               -----------     -----------    -----------
Reported basic and diluted net loss per common share           $     (1.59)    $     (1.56)   $     (2.33)
Goodwill amortization                                                   --            0.08             --
                                                               -----------     -----------    -----------
Adjusted basic and diluted net loss per common share           $     (1.59)    $     (1.48)   $     (2.33)
                                                               -----------     -----------    -----------

7.    RESTRUCTURING COSTS

On July 3, 2002, the Company announced a restructuring plan to decrease costs over the next four quarters, including a reduction of the Company's worldwide workforce by approximately 17%, or 71 employees. The reduction in the Company's workforce affected employees in all of the Company's groups, including the professional service organization, and research and development, selling and marketing and general and administrative functions. In connection with this plan, the Company recorded a $2,066,000 charge to operating expenses, relating primarily to severance and related costs for terminated employees.

In December 2002, the Company committed to a restructuring plan to vacate two office locations during 2003. In connection with this planned action, the Company recorded restructuring and other related charges of $5,940,000, which represents the anticipated differences between the Company's obligations under the terms of the leases and the Company's estimated sublease income. The New York City office was relocated to smaller space early in January 2003 and a subtenant now occupies the vacated facility. The Montreal office will be relocating to a new office at the Multi-Media center in April 2003, with a subtenant for the remainder of the lease for the vacated space anticipated in the second half of 2003.

The following table sets forth the activity in the restructuring accrual during the year ended December 31, 2002 (in thousands):

                                                                   EMPLOYEE     FACILITIES
                                                                    RELATED      RELATED       TOTAL
                                                                  ----------    ----------   ---------
Restructuring charge recorded in July 2002                        $   2,066             --   $  2,066
Restructuring charge recorded in December 2002                           --     $    5,940      5,940
Deferred rent previously recorded for the New York space                               310        310
Cash payments made in 2002                                           (1,878)            --     (1,878)
                                                                  ---------     ----------   --------
Accrued restructuring as of December 31, 2002                     $     188     $    6,250   $  6,438
                                                                  ---------     ----------   --------

The Company expects the remaining employee-related accrual balance will be expended over the next 3 months and will be funded from working capital. The leases under the facilities-related accrual extend through 2010 and 2016 unless the Company is able to negotiate earlier termination dates. The Company expects the facilities-related accrual will be expended approximately equally over the remaining life of the leases and will be funded from working capital.

8.    STOCKHOLDERS' EQUITY

Preferred Stock

The Company has authorized up to 10,000,000 shares of preferred stock, $0.001 par value, for issuance. Each series of preferred stock shall have rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors upon the issuance of the preferred stock.

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are not entitled to receive dividends unless declared by the Board of Directors.

Deferred Stock Compensation

In connection with the sale of common stock in private placements to Net2Phone and America Online (AOL), concurrent with the Company's initial public offering in August 2000, the Company recorded deferred stock compensation within stockholders' equity of $5.4 million. This amount represents the difference between the price of the public offering of $20.00 per share and the price paid by Net2Phone and AOL of $12.46 per share. Additionally, on June 30, 2000, SpeechWorks issued a warrant to purchase 765,422 shares of common stock to AOL in connection with a long-term marketing arrangement. The estimated value of this warrant upon its issuance, utilizing the Black-Scholes valuation model, of $11.2 million, was recorded as deferred stock compensation within stockholders' equity. The aggregate amount of $16.6 million is presented as a reduction of stockholders' equity and was being amortized to the statement of operations over the three-year term of the concurrently entered arrangements. Prior to January 1, 2002, in each reporting period, the amortization of the common stock issued below fair market value was reflected first as a reduction of revenues resulting from the arrangements during the reporting period. To the extent that the amortization exceeded such revenues, the residual was reflected as selling and marketing non-cash stock compensation expense. The amortization of the warrant value was recognized as selling and marketing non-cash stock compensation expense.

Upon adopting EITF 01-09 on January 1, 2002, the Company determined the AOL and Net2Phone arrangements were required to be accounted for in accordance with EITF 01-09. The Company determined that these arrangements did not meet the condition that a sufficiently separable benefit had been received from AOL and Net2Phone; accordingly, recognition of the consideration must be recorded as a reduction of cumulative revenue from the respective customers. Since the Company had recognized cumulative revenue under these arrangements as of December 31, 2001 and 2000 in excess of amounts previously recorded as a revenue offset, for the years then ended, the Company reclassified $1,220,000 and $935,000, respectively, of previously recognized selling and marketing non-cash stock compensation expense as an offset to revenue resulting in a total offset of $2,313,000 and $1,208,000, respectively. For the year ended December 31, 2002, the Company recognized $3,302,000 as an offset to revenue associated with these arrangements, in accordance with EITF 01-09. Amounts of $1,995,000, $3,242,000 and $1,107,000, which exceeded the amounts of cumulative revenue recognized under each of the arrangements during the years ended December 31, 2002, 2001 and 2000, respectively, were included as selling and marketing non-cash stock compensation expense.

In June 2002, the Company modified its arrangement with Net2Phone to, among other items, extend the expiration date of the agreement for an additional two years, to June 30, 2005. As a result of this amendment, the Company modified the period over which the related deferred compensation is being recorded to reflect the extended expiration date. Accordingly, on July 1, 2002, the Company began recognizing the remaining deferred compensation balance over the period from July 1, 2002 to June 30, 2005.

Warrants

On April 1, 2002, the Company issued a fully-vested warrant to purchase up to 10,224 shares of common stock at an exercise price of $1.00 per common share to a vendor in connection with the performance of certain product development services. The value ascribed to this warrant upon its issuance, utilizing the Black-Scholes valuation model, was $18,900, which was recognized as a research and development expense at the time of issuance since all services had been successfully completed. The warrant may be exercised at the option of the holder, in whole or in part, at any time on or before the second anniversary from the date of issuance. As of December 31, 2002, no portion of the warrant had been exercised.

On June 30, 2000, the Company issued a fully vested warrant to purchase up to 765,422 shares of common stock to AOL in connection with a long-term marketing arrangement. The warrant, which has an exercise price of $12.46 per share, became exercisable upon the earlier of June 30, 2002 or in three equal installments upon the achievement of certain performance targets. The warrant may be exercised at the option of the holder, in whole or in part, at any time on or before the fifth anniversary from the date that portion of the warrant becomes exercisable. As of December 31, 2000, in accordance with the original terms of the warrant, AOL exercised a portion of their warrant for the purchase of 510,281 shares of common stock in a cashless exercise, resulting in the Company issuing 365,248 shares of common stock. As of December 31, 2002, the remaining warrant to purchase up to 255,141 shares of common stock had not been exercised.

Reserved Shares

9.    STOCK OPTION PLANS

At December 31, 2002, the Company had 7,082,490 shares of its common stock reserved for issuance upon the exercise of outstanding options issued under the Company's stock option plans and upon exercise of outstanding common stock warrants.

During April 2000, the Company's Board of Directors approved the 2000 Employee, Director and Consultant Stock Plan (the "2000 Plan"), which was approved by the Company's stockholders in May 2000. The 2000 Plan provides for the grant of incentive stock options ("ISOs") as well as non-qualified options to employees, directors and other individuals providing services to the Company. The Compensation Committee of the Board of Directors determines the term of each option, exercise price, number of shares for which each option is granted, whether restrictions will be imposed on the shares subject to options and the rate at which each option is exercisable. The exercise price for ISOs cannot be less than the fair market value per share of the underlying common stock on the date granted. The exercise price for ISOs granted to holders of more than 10% of the voting stock of the Company cannot be less than 110% of the fair market value per share of the underlying common stock on the grant date. The term of ISOs and non-qualified options cannot exceed ten years. The term of ISOs granted to holders of more than 10% of the voting stock of the Company cannot exceed five years. Options granted under the 2000 Plan typically vest over 4 years. A maximum of 7,000,000 shares of common stock have been authorized for issuance under the 2000 Plan. As of December 31, 2002, 4,183,671 options have been issued and remain outstanding, with an additional 2,765,767 still available for grant.

In August 1995, the Company adopted the Amended and Restated 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan provides for the grant of ISOs as well as non-qualified options to employees, directors and other individuals providing services to the Company. The Compensation Committee of the Board of Directors determines the term of each option, exercise price, number of shares for which each option is granted, whether restrictions will be imposed on the shares subject to options and the rate at which each option is exercisable. The exercise price for ISOs cannot be less than the fair market value per share of the underlying common stock on the date granted. The exercise price for ISOs granted to holders of more than 10% of the voting stock of the Company cannot be less than 110% of the fair market value per share of the underlying common stock on the grant date. The term of ISOs and non-qualified options cannot exceed ten years. The term of ISOs granted to holders of more than 10% of the voting stock of the Company cannot exceed five years. Options granted under the 1995 Plan typically vest over 4 years. A maximum of 7,075,427 shares of common stock have been authorized for issuance under the 1995 Plan. As of December 31, 2002, 2,633,454 options have been issued and remain outstanding, with an additional 542,239 still available for grant.

A summary of the status of options granted under the Company's stock option plans as of December 31, 2002, 2001 and 2000 and changes during the years then ended is presented below:

                                      2002                         2001                         2000
                             -------------------------     -----------------------     ------------------------
                                             WEIGHTED-                   WEIGHTED-                    WEIGHTED-
                                              AVERAGE                     AVERAGE                      AVERAGE
                             NUMBER OF       EXERCISE      NUMBER OF     EXERCISE      NUMBER OF      EXERCISE
                              SHARES          PRICE         SHARES        PRICE         SHARES          PRICE
                             ---------       ---------     ---------     ---------     ---------      ---------
                          (IN THOUSANDS)                 (IN THOUSANDS)              (IN THOUSANDS)
Outstanding at
   beginning of year            6,616        $   7.65         5,692      $   6.77         4,836       $    1.51
Granted                         1,766            5.64         2,062         10.64         2,103           15.71
Exercised                        (482)           1.19          (655)         1.21          (922)           0.83
Canceled                       (1,083)          12.34          (483)        18.79          (325)           3.14
                               ------        --------         -----      --------         -----       ---------
Outstanding at end of
   year                         6,817        $   6.89         6,616      $   7.65         5,692       $    6.77
                               ------        --------         -----      --------         -----       ---------
Options exercisable at
   December 31                  4,002        $   6.34         2,857      $   4.60         1,821       $    1.62
Options available for
   future grant at
   December 31                  3,308                         1,991                       3,770
Weighted-average fair
   value of options
   granted during the
   year ended December 31                    $   4.68                    $   9.86                     $   12.69

The fair value of options at the date of grant was estimated using the Black-Scholes valuation model after the Company's initial registration filing and the minimum value method before the Company's initial registration filing with the following weighted-average assumptions:

                                                                    2002        2001       2000
                                                                    -----      -----       ----
Dividend yield                                                        --         --         --
Expected volatility                                                  106%       139%       100%
Risk-free interest rate                                              3.6%      4.85%       6.1%
Expected option life for incentive stock options (in years)         6.10       6.17        6.4
Expected option life for ESPP (in years)                            0.50       0.50         --

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options. The Company's employee stock options have characteristics significantly different from those of traded options such as vesting restrictions and extremely limited transferability. In addition, the assumptions used in option valuation models are highly subjective, particularly the assumption of expected stock price volatility of the underlying stock. Changes in these subjective assumptions can materially affect the fair value estimate.

The following table summarizes information about stock options outstanding at December 31, 2002:

                                              OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                                     ---------------------------------   -------------------------------
                                         WEIGHTED-
                                          AVERAGE          WEIGHTED-                         WEIGHTED-
    RANGE OF           NUMBER            REMAINING          AVERAGE          NUMBER           AVERAGE
EXERCISE PRICES     OUTSTANDING      CONTRACTUAL LIFE   EXERCISE PRICE     EXERCISABLE    EXERCISE PRICE
---------------    -------------     ----------------   --------------   --------------   --------------
                   (IN THOUSANDS)       (IN YEARS)                       (IN THOUSANDS)
$0.01-$ 0.67             783               4.8           $    0.40              783         $    0.40
 0.83-  2.17             970               6.5                1.80              742              1.73
 2.18-  4.13             910               7.0                3.90              689              4.04
 4.14-  4.85           1,218               9.3                4.84              209              4.85
 4.90-  7.55           1,019               8.3                6.66              478              6.66
 7.58-  8.00             879               7.5                7.97              529              7.99
 8.02- 92.25           1,038               8.2               20.87              572             21.97
                       -----                                                  -----
$0.01-$92.25           6,817               7.5           $    6.89            4,002         $    6.34
                       -----                                                 ------

In connection with the grant of certain stock options to employees through June 30, 2000, the Company recorded deferred stock compensation within stockholders' equity of $10,719,000, representing the difference between the estimated fair value of the common stock for accounting purposes and the option exercise price of these options at the date of grant. Such amount is presented as a reduction of stockholders' equity and is being amortized over the vesting period of the applicable options. Subsequent to June 30, 2000, no options have been issued with exercise prices less than fair value on the date of grant; accordingly, no deferred stock compensation has been recorded. The Company recorded amortization of deferred stock compensation for the years ended December 31, 2002, 2001 and 2000 of $2,294,000, $2,707,000 and $2,411,000, respectively. As a result of the restructuring (see Note 7), the Company reversed remaining deferred compensation balances associated with unvested stock options held by terminated employees of $1,133,000, resulting in a decrease to additional paid-in capital and deferred compensation. In addition, the Company extended the cancellation date of 392,000 vested options held by terminated employees, for which the exercise price was greater than the fair market value of the common stock as of July 8, 2002, from 90 days after termination to one year after termination. Since there was no intrinsic value of these options on the modification date, no compensation expense was recorded.

During May 2000, the Company's Board of Directors and stockholders approved the 2000 Employee Stock Purchase Plan (the "Purchase Plan"), which became effective upon completion of the Company's initial public offering. The plan authorizes the issuance of up to a total of 350,000 shares of common stock to participating employees. Under the Purchase Plan, the Company makes two offerings each fiscal year, at the end of which employees may purchase shares of the Company's common stock through payroll deductions made over the term of each offering period. The per-share purchase price at the end of each offering period is equal to 85% of the lesser of the closing price of the Company's common stock at the beginning or end of the offering period. The first plan period began September 1, 2000 and ended on February 28, 2001, with future offering periods ending on August 31 and February 28 of each subsequent year. In 2002, there were 161,573 shares issued under the Purchase Plan.

10.   COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its primary office space under noncancelable operating leases, which expire on September 30, 2004. Under the terms of the lease relating to its main facility, the Company is required to maintain an irrevocable standby letter of credit naming the lessor as the beneficiary. The letter of credit must be in the amount of $80,000 through the expiration of the lease. During 1999, the Company leased additional office space under a noncancelable operating lease, which expires in 2004. Under the terms of the lease, the Company is required to maintain an irrevocable letter of credit naming the lessor as beneficiary. The letter of credit must be in the amount of $213,500 through the expiration of the lease.

During 2000, the Company leased office space in New York under a noncancelable operating lease, which expires in 2016. Under the terms of the lease, the Company is required to maintain an irrevocable letter of credit, naming the lessor as beneficiary, in the amount of $711,000 through 2016.

During 1999, the Company leased office space in Montreal, Canada under a noncancelable operating lease, which expires in 2010. Additional office space in Montreal, Canada was leased as an addendum to the 1999 lease during 2000. Under the terms of the lease, the Company is required to maintain an irrevocable letter of credit stating the lessor as beneficiary. The letter of credit must be in the amount of $158,000 ($245,000 CAD) through November 2003, with such amount reduced by $24,000 ($35,000 CAD) each succeeding year through expiration of the lease. During 2002, the Company leased additional office space in Montreal, Canada in a separate building under a noncancelable operating lease, which expires in 2013. Under the terms of the lease, the Company is required to maintain an irrevocable letter of credit naming the lessor as beneficiary. The letter of credit must be in the amount of $270,000 ($418,000 CAD) through the expiration of the lease.

All of the standby letters of credit noted above have been issued by the Company's bank against available amounts under its revolving line of credit (See
Note 11).

Rent expense under operating leases was $4,428,000, $4,339,000 and $2,951,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

Future minimum lease obligations under operating leases as of December 31, 2002 are as follows:

YEAR                                       (IN THOUSANDS)
----                                       --------------
2003                                       $        3,521
2004                                                2,930
2005                                                2,487
2006                                                2,283
2007                                                2,283
Thereafter                                         18,046
                                           --------------
Total minimum lease payments               $       31,550
                                           --------------

In December 2002, the Company entered into a noncancelable sublease for its New York office space. The total future minimum rental income to be received by the Company under this sublease is $6,821,000. Such amount is not reflected as an offset to the schedule of minimum lease payments above.

Royalty Agreement

In August 1994, the Company entered into a license agreement, last amended in July 1996, under which the Company obtained a nonexclusive right to use certain software technology through the term of the licensor's copyrights on such technology. The licensor's copyrights expire fifty years after the death of the authors of the original technology. In exchange, the Company is required to pay royalties on net sales of licensed product. These royalties began at 5% of licensed product sales and decreased as a percentage of sales based on cumulative life to date sales. In addition, the Company was required to pay annual minimum royalties totaling $80,000 and $90,000 for the years ended December 31, 2000 and 1999, respectively, and $50,000 annually thereafter. Any payments that exceed these minimums can be used to offset future royalties payable under the agreement.

In January 2001, in connection with the acquisition of ETI, the Company assumed the terms of a development and royalty agreement between ETI and IBM. Under this agreement, IBM funded development of certain of ETI's products, and the Company is obligated to pay royalties of between 10% and 12% of revenue earned from such funded products through 2005. Total maximum royalties payable under the term of this agreement are $5.0 million. The agreement requires the Company to make minimum royalty payments of $200,000 in 2002, 2003 and 2004 and $500,000 in 2005. As of December 31, 2002, the Company's maximum potential remaining obligation under the assumed agreement was approximately $4.3 million.

In July 2002, in connection with the acquisition of speaker verification technology from T-Netix, the Company assumed a royalty commitment to Rutgers University for the sale of products developed at Rutgers University and licensed to T-Netix. Under the terms of the agreement, the Company is obligated to pay royalties of 3% of revenue received from the Rutgers University products, with an annual minimum of $10,000, through 2015.

Under the terms of these royalty agreements, the Company recorded royalty expense totaling $307,000, $350,000 and $214,000 during the years ended December 31, 2002, 2001 and 2000, respectively.

Contingencies

In the normal incidence of the Company's business, various claims, charges and litigation have been asserted or commenced and may continue to be asserted or commenced against the Company arising from or related to contractual or employee relations, intellectual property rights or product performance. Management does not believe these claims will have a material adverse effect on the financial position or results of operations of the Company.

Guarantor Arrangements

In November 2002, the FASB issued FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34 (See Note 2). The following is a summary of agreements that the Company has determined are within the scope of FIN 45:

As permitted under Delaware law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company's request in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a Director and Officer insurance policy that limits its exposure and enables the Company to recover a portion of any future amounts paid. As a result of the Company's insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal.

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally the Company's business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to the Company's products. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal.

When, as part of an acquisition, the Company acquires all of the stock or all of the assets and liabilities of a company, the Company assumes the liability for certain events or occurrences that took place prior to the date of acquisition. The maximum potential amount of future payments the Company could be required to make for such obligations is undeterminable. In January 2001, the Company acquired all of the stock of Eloquent Technology, Inc. Since that date, the Company has not received any claims for events that occurred prior to the acquisition. While the provisions of the agreement are still in effect, the Company believes that the probability of receiving a claim at this point is unlikely.

11.   NOTES PAYABLE AND LINE OF CREDIT

In December 2001, the Company entered into a one-year equipment line of credit with a bank. Under this agreement, the Company obtained the right to access up to $6,000,000 to finance purchases of fixed assets during the twelve months ended November 30, 2002. This agreement was modified on December 30, 2002 to grant the Company the right to access up to $750,000 to finance purchases of fixed assets during the six months ending June 30, 2003. Borrowings under this line are collateralized by the fixed assets purchased and bear interest at the bank's prime rate (5.0% at December 31, 2002), which is payable in equal monthly payments over a period of 36 months. During November 2002 and December 2001, the Company borrowed $380,000 and $1,801,000, respectively, under this line. In accordance with the terms of the equipment line of credit, principal payments of $726,000 are due in the year ending December 31, 2003, $728,000 is due during the year ending December 31, 2004 and $115,000 is due during the year ending December 31, 2005. Under the financing agreement, the Company is obligated to comply with certain financial covenants related to total tangible net worth; the Company was in compliance as of December 31, 2002.

In March 1999, the Company entered into a revolving line of credit with the same bank, which as modified on December 30, 2002, provides for available borrowings of up to $5,000,000. The revolving line of credit expires on December 30, 2003. Amounts available for borrowing are based upon certain eligible accounts receivable. Borrowings under the revolving line of credit bear interest at the bank's prime rate (5.0% at December 31, 2002), and all outstanding borrowings are due on December 30, 2003. At December 31, 2002, no amounts were outstanding under the revolving line of credit and $3,484,000 was available for borrowing, with $1,516,000 committed under this line of credit for outstanding letters of credit. Under the financing agreement, the Company is prohibited from the payment of cash dividends on its capital stock and the Company is obligated to comply with certain financial covenants related to total tangible net worth; the Company was in compliance as of December 31, 2002.

12.   SEGMENT REPORTING

The Company operates in a single segment and has no organizational structure dictated by product lines, geography or customer type.

The following table presents total revenue, including non-cash stock compensation, and long-lived assets information by geographic area as of and for the years ended December 31, 2002, 2001 and 2000:

                                            TOTAL REVENUE                       LONG-LIVED ASSETS
                                 -----------------------------------    -----------------------------------
                                    2002         2001        2000         2002         2001         2000
                                 ----------   ----------   ---------    ---------   ----------   ----------
                                                               (AS RESTATED)
                                                               (IN THOUSANDS)
United States                    $   28,128   $   35,511   $  24,164    $  23,016   $   28,097   $   14,125
Europe                                3,303        1,386       1,824          627          799          272
Other foreign countries               4,371        2,738       2,313        1,027        1,156          855
                                 ----------   ----------   ---------    ---------   ----------   ----------
                                 $   35,802   $   39,635   $  28,301    $  24,670   $   30,052   $   15,252
                                 ----------   ----------   ---------    ---------   ----------   ----------


Revenue classification above is based on the country in which the sale originates.

13.      INCOME TAXES

During the year ended December 31, 2000, the Company changed from the cash receipts and disbursements accounting method to the accrual accounting method for federal and state income tax purposes. As a result of taxable losses generated in the United States, the Company has not recorded any domestic provision (benefit) for income taxes for the years ended December 31, 2002, 2001 and 2000 but has recorded a current foreign income tax provision (benefit) for the years ended December 31, 2002, 2001 and 2000 related to income from its foreign operations. The following shows net income and loss from U.S. and foreign operations for the years ended December 31, 2002, 2001 and 2000:

                                                                              DECEMBER 31,
                                                               -------------------------------------------
                                                                  2002            2001           2000
                                                               ------------    ------------   ------------
                                                                               (AS RESTATED)
                                                                              (IN THOUSANDS)
             Income (loss) before income taxes:

United States                                                  $   (37,510)    $   (28,764)   $   (23,956)
Foreign                                                            (14,767)        (18,033)        (5,890)
                                                               -----------     -----------    -----------
Total loss before income taxes                                 $   (52,277)    $   (46,797)   $   (29,846)
                                                               -----------     -----------    -----------

The following is a reconciliation between the amount of the Company's income taxes utilizing the U.S. federal statutory rate and the Company's actual provision for income taxes for the years ended December 31, 2002, 2001 and 2000:

                                                                                DECEMBER 31,
                                                                ------------------------------------------
                                                                    2002            2001           2000
                                                                ------------    ------------    ----------
                                                                                (AS RESTATED)
                                                                               (IN THOUSANDS)
At U.S. federal statutory rate                                  $   (17,774)    $   (15,884)    $ (10,148)
State taxes, net of federal effect                                   (2,308)         (1,374)       (1,606)
Effect of change in valuation allowance                              14,069           8,481         9,090
Foreign rate differential                                             4,845           6,369         3,024
Amortization                                                          1,310           2,799            --
Other                                                                 (317)           (346)          (51)
                                                                -----------     -----------     ---------
(Benefit) provision for income taxes                            $      (175)    $        45     $     309
                                                                -----------     -----------     ---------


During 2002, the Company recorded a net benefit for income taxes previously accrued of $175,000 based on cash receipts for research and development efforts completed in Canada.

The Company's net deferred tax assets consist of the following:

                                                                                    DECEMBER 31,
                                                                            ------------------------------
                                                                                2002             2001
                                                                            -------------    -------------
                                                                                   (AS RESTATED)
                                                                                   (IN THOUSANDS)
Gross deferred tax assets
Net operating loss carryforwards                                            $     27,427     $     20,571
Tax credit carryforwards                                                           2,232            1,890
Accrued expenses                                                                   6,906            3,772
Deferred compensation                                                              3,640            2,266
Other                                                                              1,268              815
                                                                            ------------     ------------
Total gross deferred tax assets                                                   41,473           29,314
                                                                            ------------     ------------
Gross deferred tax liabilities
Purchased technology                                                              (1,366)          (1,821)
                                                                            ------------     ------------
Net deferred tax asset before valuation allowance                                 40,107           27,493
                                                                            ------------     ------------
Deferred tax asset valuation allowance                                           (40,107)         (27,493)
                                                                            ------------     ------------
Net deferred tax asset after valuation allowance                            $         --     $         --
                                                                            ------------     ------------

At December 31, 2002 and 2001, the Company provided a valuation allowance for the full amount of its net deferred tax assets since, based on the weight of available evidence, management could not conclude that it is more likely than not that these future benefits will be realized. At December 31, 2002, the Company has federal net operating loss carryforwards of $68,438,000 available to reduce future income, which expire at various dates through 2022. The Company also has federal research and development credit carryforwards of approximately $1,482,000 available to reduce future income tax liabilities, which expire at various dates through 2022. Under the Internal Revenue Code, certain substantial changes in the Company's ownership could result in an annual limitation on the amount of net operating loss and tax credit carryforwards which can be utilized in future years to offset future taxable income and tax liabilities.

At December 31, 2002, the Company had recorded a deferred tax asset of $781,000, reflecting the benefit of deductions from the exercise of stock options. This deferred tax asset has been fully reserved until it is more likely than not that the tax benefit from the exercise of stock options will be realized. The benefit from this $781,000 will be recorded as a credit to additional paid-in capital when realized.

14.      401(k) SAVINGS PLAN

The Company has established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the 401(k) Plan may be made at the discretion of the Board of Directors. The Company has not made any contributions to the 401(k) Plan through December 31, 2002.


15.      SUPPLEMENTAL CASH FLOW INFORMATION

During the years ended December 31, 2002, 2001 and 2000, the Company made cash payments for interest totaling $72,000, $44,000 and $126,000, respectively.

During 2002, in exchange for common stock and cash, the Company acquired certain speaker verification technology from T-Netix, Inc, as follows (in thousands):

Fair value of assets acquired and goodwill                $    1,104
Common stock issued and issuable                                (383)
Cash paid and payable                                           (400)
                                                          ----------
Liabilities assumed                                       $      321
                                                          ----------


During 2002, the Company licensed on an exclusive basis certain technology rights to a third party in exchange for 500,000 shares of the third party's common stock valued at $500,000. In addition, the Company earned, through a commission arrangement with the third party, 49,605 shares of common stock valued at $50,000.

During 2001, warrant holders exercised warrants for the purchase of 788,947 shares of the Company's common stock in cashless exercises, resulting in the Company issuing 727,072 shares of common stock.

During 2001, in exchange for common stock and cash, the Company acquired Eloquent Technology, Inc. as follows (in thousands):

Fair value of assets acquired and goodwill                $   19,059
Common stock issued                                          (13,457)
Cash paid, net of cash acquired                               (5,379)
                                                          ----------
Liabilities assumed                                       $      223
                                                          ----------


During 2000, the Company issued 1,045,158 shares of its common stock, valued at $11,497,000, to AT&T in exchange for intellectual property and collaborative rights.

During 2000, in connection with the Company's initial public offering, all outstanding shares of preferred stock automatically converted into an aggregate 16,415,158 shares of the Company's common stock.

During 2000, warrant holders exercised warrants for the purchase of 546,281 shares of the Company's common stock in cashless exercises, resulting in the Company issuing 400,934 shares of common stock.

16.     Restatement

     During the second quarter of fiscal 2004, as a result of information obtained in the resolution of a customer dispute, the Audit Committee of ScanSoft commenced an investigation of certain transactions recorded in the historical financial statements of SpeechWorks. As a result of the investigation, which was completed in August 2004, ScanSoft identified several transactions which were not recorded in accordance with generally accepted accounting principles. The individuals involved in these transactions are former officers of SpeechWorks and are no longer employed by or affiliated with ScanSoft. The following is a summary of the transactions:

     In one transaction in which $900,000 of license fees were recorded as revenue during the first quarter of fiscal 2001, which under SpeechWorks' revenue recognition policy would have required delivery to end users, information obtained in the investigation caused ScanSoft to conclude that the sale of licenses to a customer were not intended to be and were not sold through or delivered to end users. Rather, the sale was made in return for SpeechWorks' concurrent amendment to the exercise provisions of a warrant to purchase its common stock held by the customer. As a result, what was originally reported as license fees should have been reported as equity. In a second set of transactions, information obtained in the investigation again caused ScanSoft to conclude that certain licenses were not sold through or delivered to end users at the time that the revenue was recorded by SpeechWorks. As a result, license fees totalling $2,000,000, or $1,000,000, $500,000 and $500,000 in the second, third and fourth quarters of 2001, respectively, should have been reported as deferred revenue and recorded as license revenue when sold through to end users in later periods. This correction resulted in the reduction of revenue for each of the three quarters and full year in 2001 as stated above and incremental license revenue of $301,000, $40,000 and $118,000 in the second, third and fourth quarters of fiscal 2002 ($459,000 for the year ended December 31, 2002); and $138,000 and $259,000 in the three and six month periods ended June 30, 2003.

     ScanSoft also identified two transactions with the customer which were not originally accounted for under the provisions of Accounting Principles Board Opinion No. 29, Accounting for Nonmonetary Transactions ("APB No. 29"). Information obtained in the investigation caused ScanSoft to conclude that these transactions should have been accounted for under APB No. 29. Upon evaluation of the facts and circumstances surrounding the transactions, ScanSoft concluded that the transactions did not meet the requirements of APB No. 29, and therefore the transactions should have been recorded at cost which would has resulted in reduction of license revenue of $1,037,000 in the year ended December 31, 2000 and reduction of cost of goods sold and a corresponding increase to prepaid and other current assets of $478,000 and $559,000 in the years ended December 31, 2000 and 2001, respectively.

     In addition, the restatement reflects the adjustment to correct the recognition of revenue and classification of costs associated with a transaction recorded under the percentage of completion method of accounting for which the total costs to complete were not properly reflected in the estimates to complete by SpeechWorks in the historical financial statements. As a result, revenue has been reduced by $601,000 in the year ended December 31, 2001; $664,000 in the year ended December 31, 2002; $188,000 and $587,000 in the three and six months ended June 30, 2002; and $20,000 and $78,000 in the three and six months ended June 30, 2003.

     All related footnotes have been amended to reflect the restated financial statements.

     The following tables summarize the impact of restating SpeechWorks' consolidated balance sheets as of December 31, 2002, 2001 and 2000, and the consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 2002:

SPEECHWORKS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2002 AND 2001


                                                                                          DECEMBER 31,
                                                                    -----------------------------------------------------------
                                                                               2002                             2001
                                                                    ---------------------------     ---------------------------
                                                                    AS REPORTED     AS RESTATED     AS REPORTED     AS RESTATED
                                                                    -----------     -----------     -----------     -----------
                                                                          (In thousands, except per share information)
                         ASSETS
Current Assets:
      Cash and cash equivalents                                      $  46,901       $  46,901       $  55,534       $  55,534
      Marketable Securities                                              2,009           2,009          24,264          24,264
      Accounts receivable, net of allowance for doubtful accounts
       of $1,266 and $1,428, respectively                               11,707          11,707          12,669          12,669
      Prepaid Expenses and other current assets                          2,536           2,536           2,263           2,263
                                                                     ---------       ---------       ---------       ---------
       Total current assets                                             63,153          63,153          94,730          94,730

      Fixed assets, net                                                  5,384           5,384           6,719           6,719
      Intangible assets, net                                             6,258           6,258          10,271          10,271
      Goodwill, net                                                     10,707          10,707          10,707          10,707
      Other assets                                                       2,327           2,321           2,361           2,355
                                                                     ---------       ---------       ---------       ---------
       Total assets                                                  $  87,829       $  87,823       $ 124,788       $ 124,782
                                                                     =========       =========       =========       =========

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                               $   1,162       $   1,162       $   2,074       $   2,074
      Accrued compensation                                               2,026           2,026           3,574           3,574
      Accrued restructuring                                                951             951              --              --
      Accrued expenses                                                   3,043           3,043           3,063           3,063
      Deferred revenue                                                   8,033          10,839           6,125           8,726
      Current portion of notes payable                                     726             726             892             892
                                                                     ---------       ---------       ---------       ---------
       Total current liabilities                                        15,941          18,747          15,728          18,329

Note payable, net of current portion                                       843             843           1,201           1,201
Deferred revenue                                                           292             292              --              --
Accrued restructuring                                                    5,487           5,487              --              --
                                                                     ---------       ---------       ---------       ---------
       Total liabilities                                                22,563          25,369          16,929          19,530
                                                                     ---------       ---------       ---------       ---------

Commitments and contingencies ( Note 10)
Stockholders' equity
      Preferred stock, $0.001 par value; 10,000,000 shares
      authorized; zero shares issued and outstanding                        --              --              --              --
      Common stock, $0.001 par value; 100,000,000 shares authorized;
      33,112,643 and 32,347,954 shares issued and outstanding,
      respectively                                                          33              33              32              32
      Additional paid-in capital                                       235,100         236,000         234,563         235,463
      Deferred stock compensation                                       (5,165)         (5,165)        (13,889)        (13,889)
      Accumulated other comprehensive loss                                  (4)             (4)            (46)            (46)
      Accumulated deficit                                             (164,698)       (168,410)       (112,801)       (116,308)
                                                                     =========       =========       =========       =========
       Total stockholders' equity                                       65,266          62,454         107,859         105,252
                                                                     =========       =========       =========       =========
       Total liabilities and stockholders' equity                    $  87,829       $  87,823       $ 124,788       $ 124,782
                                                                     =========       =========       =========       =========

SPEECHWORKS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               YEAR ENDED DECEMBER 31
                                                    ---------------------------------------------------------------------------
                                                              2002                      2001                     2000
                                                     ----------------------    ---------------------     ---------------------
                                                        AS           AS           AS          AS            AS           AS
                                                     REPORTED      RESTATED    REPORTED     RESTATED     REPORTED     RESTATED
                                                     --------      --------    --------     --------     --------     --------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
        Product licenses                             $ 17,773     $ 17,964     $ 25,837     $ 22,698      $ 16,356     $ 15,319
        Professional services                          19,663       19,267       16,561       16,199        11,509       11,509
        Other revenues                                  1,873        1,873        3,051        3,051         2,681        2,681
        Non-cash stock compensation                    (3,302)      (3,302)      (2,313)      (2,313)       (1,208)      (1,208)
                                                     --------     --------     --------     --------      --------     --------
              Total revenues                           36,007       35,802       43,136       39,635        29,338       28,301
                                                     --------     --------     --------     --------      --------     --------
Cost of revenues:
        Cost of product licenses                          307          307          350          350           214          214
        Cost of professional services--non cash
           stock compensation                             554          554          617          617           538          538
              -----all other expenses                  12,776       12,776       13,363       13,363        10,796       10,796
        Cost of other revenues                          1,991        1,991        2,512        1,959         1,844        1,366
        Amortization of purchased technology            1,284        1,284        1,131        1,131            --           --
                                                     --------     --------     --------     --------      --------     --------
                                                       16,912       16,912       17,973       17,420        13,392       12,914
                                                     --------     --------     --------     --------      --------     --------
Gross Profit                                           19,095       18,890       25,163       22,215        15,946       15,387
                                                     --------     --------     --------     --------      --------     --------
Operating expenses:
        Selling and marketing--non-cash stock
          compensation                                  2,859        2,859        4,347        4,347         2,110        2,110
              ----all other expenses                   29,726       29,726       30,846       30,846        21,906       21,906
        Research and development--non-cash stock
          compensation                                    527          527          559          559           472          472
              -----all other expenses                  14,674       14,674       17,076       17,076        10,596       10,596
        General and administrative--non-cash stock
          compensation                                    368          368          425          425           398          398
              -----all other expenses                  11,467       11,467       15,963       15,963        11,079       11,079
        Amortization of intangible assets               3,832        3,832        6,509        6,509         1,916        1,916
        Restructuring costs                             8,006        8,006           --           --            --           --
                                                     --------     --------     --------     --------      --------     --------
              Total operating expenses                 71,459       71,459       75,725       75,725        48,477       48,477
                                                     --------     --------     --------     --------      --------     --------
Loss from operations                                  (52,364)     (52,569)     (50,562)     (53,510)      (32,531)     (33,090)
Interest income                                           995          995        3,927        3,927        3,554         3,554
Interest expense                                          (72)         (72)         (44)         (44)        (131)         (131)
Other expenses, net                                      (631)        (631)        (125)        (125)        (179)         (179)
                                                     --------     --------     --------     --------      --------     --------
Loss before income taxes                              (52,072)     (52,277)     (46,804)     (49,752)      (29,287)     (29,846)
(Benefit) provision for income taxes                     (175)        (175)          45           45          309           309
                                                     --------     --------     --------     --------      --------     --------
Net loss                                              (51,897)     (52,102)     (46,849)     (49,797)      (29,596)     (30,155)
Accretion and deemed dividend on redeemable
convertible preferred stock                                --           --           --           --         6,955         6,955
                                                     --------     --------     --------     --------      --------     --------
Net loss attributable to common stockholders         $(51,897)    $(52,102)    $(46,849)    $(49,797)     $(36,551)    $(37,110)
                                                     --------     --------     --------     --------      --------     --------

Basic and diluted net loss per common share          $  (1.58)    $  (1.59)    $  (1.46)    $  (1.56)     $  (2.29)    $  (2.33)
Shares used in computing basic and diluted net loss
per common share                                       32,750       32,750       31,981       31,981        15,935       15,935

SPEECHWORKS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                    YEAR ENDED DECEMBER 31,
                                                             ---------------------------------------------------------------------
                                                                      2002                    2001                   2000
                                                             ---------------------   --------------------   ----------------------
                                                                AS         AS           AS          AS         AS          AS
                                                             REPORTED    RESTATED    REPORTED    RESTATED   REPORTED    RESTATED
                                                             --------    --------    --------    --------   --------    --------
                                                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES

      Net loss                                               $(51,897)   $(52,102)   $(46,849)   $(49,797)   $(29,596)   $(30,155)
      Adjustments to reconcile net loss to net cash
      used in operating activities:
           Depreciation and amortization                        3,284       3,284       3,060       3,060       1,891       1,891
           Amortization of intangible assets                    5,116       5,116       7,641       7,641       1,916       1,916
           Stock compensation expense                           7,610       7,610       8,261       8,261       4,726       4,726
           Provision for doubtful accounts                        439         439       1,224       1,224         540         540
           Impairment charge on investment                        347         347          --          --          --          --
           Transaction (gains) losses, net                        (91)        (91)        125         125         (33)        (33)
           Changes in operating assets and
           liabilities, net of effects of acquisition:
                Accounts receivable                               560         560      (1,397)     (1,397)     (8,967)     (8,967)
                Prepaid expenses and other current assets        (248)       (248)        215         215      (2,039)     (2,039)
                Other assets                                     (271)       (271)       (987)     (1,540)       (330)        229
                Accounts payable                                 (933)       (933)      1,444       1,444        (200)       (200)
                Accrued compensation                           (1,616)     (1,616)     (1,065)     (1,065)      3,535       3,535
                Accrued other expenses                          6,326       6,326        (133)       (133)      2,030       2,030
                Deferred revenue                                2,196       2,401       2,257       4,858       2,946       2,946
                                                             --------    --------    --------    --------    --------    --------
                Net cash used for operating activities        (29,178)    (29,178)    (26,204)    (27,104)    (23,581)    (23,581)
                                                             --------    --------    --------    --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of fixed assets                                 (1,813)     (1,813)     (4,509)     (4,509)     (3,777)     (3,777)
      Cash paid to acquire business including acquisition
      costs, cash acquired                                       (360)       (360)     (5,379)     (5,379)         --          --
      Cash paid for investment                                     --          --        (500)       (500)         --          --
      Maturities of restricted investments                         --          --          --          --         573         573
      Purchase of marketable securities                            --          --     (89,431)    (89,431)    (14,366)    (14,366)
      Maturities of marketable securities                      22,255      22,255      79,549      79,549          --          --
                                                             --------    --------    --------    --------    --------    --------
                Net cash provided by (used in) investing
                activities                                     20,082      20,082     (20,270)    (20,270)    (17,570)    (17,570)
                                                             --------    --------    --------    --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Principal payments on capital lease obligations              --          --          --          --        (183)       (183)
      Proceeds from notes payable                                 380         380       1,801       1,801          --          --
      Principal payments on notes payable                        (904)       (904)       (500)       (500)       (541)       (541)
      Proceeds from issuance of redeemable convertible             --          --
       preferred stock, net of issuance costs                      --          --          --          --      19,927      19,927
      Proceeds from issuance of common stock under employee
      stock and warrants                                        1,307       1,307       1,588       2,488         853         853
      Proceeds from sale of common stock, net of issuance          --          --          --          --     108,783     108,783
      costs                                                  --------    --------    --------    --------   ---------   ---------
                Net cash provided by financing activities         783         783       2,889       3,789     128,839     128,839
                                                             --------    --------    --------    --------   ---------   ---------
      Effects of changes in exchange rates on cash               (320)       (320)        (84)        (84)         41          41
                                                             --------    --------    --------    --------   ---------   ---------
                Net (decrease) increase in cash and
                cash equivalents                               (8,633)     (8,633)    (43,669)    (43,669)     87.729      87,729
Cash and cash equivalents, beginning of year                   55,534      55,534      99,203      99,203      11,474      11,474
                                                             --------    --------    --------    --------   ---------   ---------
Cash and cash equivalents, end of year                       $ 46,901    $ 46,901    $ 55,534    $ 55,534   $  99,203   $  99,203
                                                             ========    ========    ========    ========    =========   ========

17.     QUARTERLY RESULTS (UNAUDITED)

As discussed in Note 16, SpeechWorks' consolidated financial statements and related footnotes have been restated from amounts previously reported. The following tables summarize the impact of restating SpeechWorks' consolidated financial statements for each of the eight quarters in the two-year period ended December 31, 2002. This information has been derived from unaudited consolidated financial statements that, in the opinion of management, include all recurring adjustments necessary for a fair presentation of such information. Certain amounts in the prior year's financial statements have been reclassified to conform to the current year presentation. These reclassifications had no effect on reported net loss.

                                       THREE MONTHS ENDED      THREE MONTHS ENDED      THREE MONTHS ENDED      THREE MONTHS ENDED
                                         MARCH 31, 2002           JUNE 30, 2002        SEPTEMBER 30, 2002       DECEMBER 31,2002
                                     ---------------------   ---------------------   ---------------------   ---------------------
                                      AMOUNTS                 AMOUNTS                 AMOUNTS                 AMOUNTS
                                     PREVIOUSLY      AS      PREVIOUSLY      AS      PREVIOUSLY      AS      PREVIOUSLY      AS
                                      REPORTED    RESTATED    REPORTED    RESTATED    REPORTED    RESTATED    REPORTED    RESTATED
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
(IN THOUSANDS, EXCEPT PER SHARE
  DATA)
Revenues:
  Product licenses                   $    4,595   $  4,442   $    5,016   $  5,237   $    3,070   $  3,131   $    5,092   $  5,154
  Professional services                   5,205      4,959        5,030      4,922        4,519      4,548        4,909      4,839
  Other revenues                            349        349          316        316          964        964          244        244
  Non-cash stock compensation              (676)      (676)        (630)      (630)        (954)      (954)      (1,042)    (1,042)
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
    Total revenues                        9,473      9,074        9,732      9,845        7,599      7,689        9,203      9,195
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
                                                         -                      (0)                      0                       0
Cost of revenues:
  Cost of product licenses                   36         36          109        109           75         75           87         87
  Cost of professional services--
    non cash stock compensation             154        154          154        154          123        123          123        123
    ----all other expenses                3,178      3,178        3,463      3,463        3,184      3,184        2,951      2,951
  Cost of other revenues                    365        365          198        198          859        859          569        569
  Amortization of purchased
    technology                              283        283          283        283          343        343          375        375
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
                                          4,016      4,016        4,207      4,207        4,584      4,584        4,105      4,105
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
Gross Profit                              5,457      5,058        5,525      5,638        3,015      3,105        5,098      5,090
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------

Operating expenses:
  Selling and marketing--non-cash
    stock compensation                      990        990        1,035      1,035          462        462          372        372
    ----all other expenses                7,721      7,721        7,810      7,810        6,635      6,635        7,560      7,560
  Research and development--
    non-cash stock compensation             140        140          140        140          133        133          114        114
    ----all other expenses                4,021      4,021        4,180      4,180        3,376      3,376        3,097      3,097
  General and administrative--
    non-cash stock compensation             106        106          106        106           78         78           78         78
    ----all other expenses                3,194      3,194        2,636      2,636        2,885      2,885        2,752      2,752
  Amortization of intangible
    assets                                  958        958          958        958          958        958          958        958
  Restructuring costs                        --         --           --         --        2,066      2,066        5,940      5,940
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
    Total operating expenses             17,130     17,130       16,865     16,865       16,593     16,593       20,871     20,871
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
Loss from operations                    (11,673)   (12,072)     (11,340)   (11,227)     (13,578)   (13,488)     (15,773)   (15,781)
Interest income                             300        300          276        276          234        234          185        185
Interest expense                            (17)       (17)         (21)       (21)         (19)       (19)         (15)       (15)
Other expenses, net                        (111)      (111)        (118)      (118)           7          7         (409)      (409)
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
Loss before income taxes                (11,501)   (11,900)     (11,203)   (11,090)     (13,356)   (13,266)     (16,012)   (16,020)
(Benefit) provision for income
  taxes                                      67         67           27         27          (17)       (17)        (252)      (252)
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
Net loss                             $  (11,568)  $(11,967)  $  (11,230)  $(11,117)  $  (13,339)  $(13,249)  $  (15,760)  $(15,768)
                                     ==========   ========   ==========   ========   ==========   ========   ==========   ========

Basic and diluted net loss per
  common share                       $    (0.36)  $  (0.37)  $    (0.34)  $  (0.34)  $    (0.41)  $  (0.40)  $    (0.48)  $  (0.48)
Shares used in computing basic and
diluted net loss per common share        32,426     32,426       32,598     32,598       32,869     32,869       33,100     33,100

                                       THREE MONTHS ENDED      THREE MONTHS ENDED      THREE MONTHS ENDED      THREE MONTHS ENDED
                                         MARCH 31, 2001           JUNE 30, 2001        SEPTEMBER 30, 2001       DECEMBER 31,2001
                                     ---------------------   ---------------------   ---------------------   ---------------------
                                      AMOUNTS                 AMOUNTS                 AMOUNTS                 AMOUNTS
                                     PREVIOUSLY      AS      PREVIOUSLY      AS      PREVIOUSLY      AS      PREVIOUSLY      AS
                                      REPORTED    RESTATED    REPORTED    RESTATED    REPORTED    RESTATED    REPORTED    RESTATED
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------

(IN THOUSANDS, EXCEPT PER SHARE
  DATA)
Revenues:
  Product licenses                   $    6,092   $  5,192   $    5,806   $  4,806   $    6,908   $  6,408   $    7,031   $  6,292
  Professional services                   4,493      4,493        3,779      3,779        3,875      3,875        4,414      4,052
  Other revenues                            952        952          899        899          848        848          352        352
  Non-cash stock compensation              (674)      (674)        (244)      (244)        (686)      (686)        (709)      (709)
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
    Total revenues                       10,863      9,963       10,240      9,240       10,945     10,445       11,088      9,987
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------

Cost of revenues:
  Cost of product licenses                   54         54           73         73          145        145           78         78
  Cost of professional services
    --non cash stock compensation           154        154          154        154          154        154          155        155
    ----all other expenses                3,704      3,704        3,325      3,325        3,161      3,161        3,173      3,173
  Cost of other revenues                    751        407          752        650          697        590          312        312
  Amortization of purchased
    technology                              283        283          283        283          283        283          282        282
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
                                          4,946      4,602        4,587      4,485        4,440      4,333        4,000      4,000
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
Gross Profit                              5,917      5,361        5,653      4,755        6,505      6,112        7,088      5,987
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------

Operating expenses:
  Selling and marketing--
    non-cash stock compensation             991        991        1,421      1,421          979        979          956        956
    ----all other expenses                7,062      7,062        7,708      7,708        7,797      7,797        8,279      8,279
  Research and development--
    non-cash stock compensation             140        140          140        140          140        140          139        139
    ----all other expenses                4,107      4,107        4,620      4,620        4,335      4,335        4,014      4,014
  General and administrative--
    non-cash stock compensation             106        106          106        106          106        106          107        107
    ----all other expenses                3,395      3,395        4,241      4,241        4,075      4,075        4,252      4,252
  Amortization of intangible assets       1,627      1,627        1,627      1,627        1,627      1,627        1,628      1,628
  Restructuring costs                        --         --           --         --           --         --           --         --
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
    Total operating expenses             17,428     17,428       19,863     19,863       19,059     19,059       19,375     19,375
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
Loss from operations                    (11,511)   (12,067)     (14,210)   (15,108)     (12,554)   (12,947)     (12,287)   (13,388)
Interest income                           1,504      1,504        1,051      1,051          784        784          588        588
Interest expense                            (15)       (15)         (13)       (13)         (10)       (10)          (6)        (6)
Other expenses, net                         (30)       (30)        (141)      (141)        (154)      (154)         200        200
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
Loss before income taxes                (10,052)   (10,608)     (13,313)   (14,211)     (11,934)   (12,327)     (11,505)   (12,606)
(Benefit) provision for income
  taxes                                      26         26          (45)       (45)          42         42           22         22
                                     ----------   --------   ----------   --------   ----------   --------   ----------   --------
Net loss                             $  (10,078)  $(10,634)  $  (13,268)  $(14,166)  $  (11,976)  $(12,369)  $  (11,527)  $(12,628)
                                     ==========   ========   ==========   ========   ==========   ========   ==========   ========

Basic and diluted net loss per
  common share                       $    (0.32)  $  (0.34)  $    (0.41)  $  (0.44)  $    (0.37)  $  (0.38)  $    (0.36)  $  (0.39)
Shares used in computing basic
  and diluted net loss per common
  share                                  31,408     31,408       32,031     32,031       32,153     32,153       32,320     32,320